UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026 (January 15, 2026)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2026, Vivos Therapeutics, Inc. (the “Company”) entered into an unsecured convertible promissory note in favor of V-Co Investors 3 LLC (“V-Co”) in the maximum principal amount of up to $5,500,000 (the “Note” and the maximum principal amount, inclusive of the original issuance discount described below, the “Maximum Principal”). V-Co is an affiliate of New Seneca Partners Inc., an existing private equity investor in, and advisor to, the Company.

The purpose of the Note is to provide advanced funding and support to the Company in connection with a proposed equity financing of the Company in the aggregate amount of up to $5,500,000 (the “Subsequent Financing”). The Company expects to close the Subsequent Financing no later than February 16, 2026 (the “Outside Date”).

On January 15, 2026, V-Co funded an initial $900,000 to the Company under the Note. At any time until the close of business day on the Outside Date, V-Co shall advance funds and confirm such amount in advance to the Company, up to the Maximum Principal. The Maximum Principal shall include a ten percent (10%) original issuance discount of the aggregate Maximum Principal as a financing fee to V-Co.

The Note does not bear any interest, except in the case of an Event of Default, which is defined as (i) the Company fails to pay the principal or any accrued interest under the Note on demand, (ii) the Company fails to observe or perform any other material covenant, obligation, condition or agreement in any material respect contained in the Note, (iii) the Company’s voluntary bankruptcy or (iv) an involuntary bankruptcy is commenced against the Company. Upon the occurrence of any Event of Default, interest shall accrue on the Note at a rate equal to fifteen percent (15%) per annum and shall be computed on the basis of a 365-day year.

In the event of a Subsequent Financing prior to the Outside Date, all principal under the Note shall automatically convert dollar-to-dollar, without any further action required on the part of V-Co or the Company, into such equity instruments of the Company as are issued in the Subsequent Financing. The Subsequent Financing may, but is not required to be, led by V-Co. Following the Outside Date, the Company may repay all or any portion of the outstanding principal amount and any accrued interest of the Note in whole or in part without penalty.

The foregoing description of the Note is not complete and is subject to and qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of V-Co, the offer and sale of the Note was made in a private placement transaction exempt for registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws.

Neither the Note nor any securities of the Company which may be issued upon conversion of the Note have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities & Exchange Commission or an applicable exemption from the registration requirements.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Promissory Note, dated January 15, 2026, made by the Company in favor of V-Co Investors 3 LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: January 16, 2026	By:	/s/ Bradford Amman
	Name:	Bradford Amman
	Title:	Chief Financial Officer